CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-62298 on Form N-1A of our report dated January 28, 2025, relating to the financial statements and financial highlights of Rockefeller Climate Solutions Fund and Rockefeller US Small Cap Core Fund, each a series of Trust for Professional Managers, appearing in Form N-CSR of Trust for Professional Managers for the year ended November 30, 2024.

Chicago, Illinois
March 28, 2025